UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15 (d) of the
Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): November 17, 2009
Thor Industries, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	1-9235	93-0768752
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

419 West Pike Street, Jackson Center, Ohio	45334-0629
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (937) 596-6849
N/A
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
          On November 17, 2009, the Board of Directors of Thor Industries, Inc. (the “Company”) elected Peter B. Orthwein, a co-founder of the Company, to the offices of Chairman of the Board, President and Chief Executive Officer of the Company. Mr. Orthwein, age 64, has served as Treasurer and a Director of the Company since its founding in 1980 and as Vice Chairman since 1986, and was appointed as interim Chairman of the Board, President and Chief Executive Officer of the Company on November 10, 2009. Mr. Orthwein resigned from the office of Treasurer, effective November 17, 2009.
          Mr. Orthwein did not enter into any agreements or understandings with the Company related to his new position as Chairman of the Board, President and Chief Executive Officer of the Company. He also has no family relationships with any of the directors or executive officers of the Company. Since the beginning of the Company’s last fiscal year, Mr. Orthwein has had no direct or indirect material interest in any transaction (excluding employment) or any proposed transaction involving the Company worth more than $120,000, except as previously disclosed under the caption “Certain Relationships and Transactions with Management” in the Company’s Proxy Statement on Schedule 14A, filed with the Securities and Exchange Commission (the “SEC”) on November 3, 2009. The Company’s Proxy Statement may be accessed through the SEC’s website at www.sec.gov.
          On November 17, 2009, the Board of Directors elected Christian G. Farman to the office of Treasurer of the Company. Mr. Farman, age 50, has served as Senior Vice President and Chief Financial Officer of the Company since May 5, 2008. Prior to joining the Company, Mr. Farman served as Chief Financial Officer of Deutsch, a leading manufacturer of electrical connectors, from May 2006 to May 2007. From December 2003 to December 2005, Mr. Farman served as Chief Financial Officer of Insituform Technologies, Inc., a NASDAQ listed infrastructure company, first as Vice President, from December 2003 to January 2005, and then as Senior Vice President, from January 2005 to December 2005. From February 2003 to April 2003, Mr. Farman served as Chief Operating Officer of the National Audubon Society. Prior to that, from 1989 to 2001, Mr. Farman was employed by Vivendi North America (previously Anjou International), a water treatment and environmental services company, which he joined as Controller and was ultimately promoted to Executive Vice President and Chief Financial Officer. Prior to Vivendi North America, he was employed as a senior audit manager at Price Waterhouse (now known as PricewaterhouseCoopers LLP), where he worked from 1979 to 1989. Mr. Farman is a Certified Public Accountant.
          Mr. Farman did not enter into any agreements or understandings with the Company related to his new position as Treasurer of the Company. He also has no family relationships with any of the directors or executive officers of the Company. Since the beginning of the Company’s last fiscal year, Mr. Farman has had no direct or indirect material interest in any transaction (excluding employment) or any proposed transaction involving the Company worth more than $120,000.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Thor Industries, Inc.
Date: November 19, 2009	By:	/s/ Christian G. Farman
		Name:	Christian G. Farman
		Title:	Senior Vice President and Chief Financial Officer